UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          July 30, 2024

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Item 2.02 Results of Operations and Financial Condition.
The information contained in the Press Release incorporated in Item 8.01 below regarding Tapestry, Inc.’s (the “Company” or “Tapestry”) fiscal year 2024 performance is hereby incorporated by reference into this Item 2.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of CEO & Brand President, Kate Spade
On August 1, 2024, the Company announced that Liz Fraser, the CEO & Brand President of Kate Spade, will be leaving the Company. Under the terms of her employment offer letter and the Company’s severance plan, Ms. Fraser is eligible to receive twelve (12) months of base salary and her fiscal year 2024 annual incentive plan payment. Ms. Fraser is also eligible to receive severance event treatment of her outstanding equity awards. These payments are subject to her signing a separation and release agreement, as described in the Company’s proxy statement for the Company’s fiscal year ended July 1, 2023. Ms. Fraser is expected to remain employed by the Company through September 1, 2024.
On August 1, 2024, the Company issued a press release concerning the departure of Ms. Fraser. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.

On August 1, 2024, the Company issued a press release announcing the appointment of Eva Erdmann as CEO & Brand President of Kate Spade. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith:

99.1	Text of Press Release, dated August 1, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2024
TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated August 1, 2024